Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-97538) pertaining to the Accom, Inc. 1995 Stock Option/Stock Issuance Plan and the Accom, Inc. Employee Stock Purchase Plan of our reports dated October 29, 1996, with respect to the consolidated financial statements and the schedule included in this Annual Report (Form 10-K) of Accom, Inc.




                                                 Ernst & Young LLP


Palo Alto, California
December 20,1996